                                                                      Exhibit 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Independent Auditors" and to the use of our report dated February 4, 1998 on the 1997 financial statements of the Acorn Investment Trust (comprising Acorn Fund, Acorn International and Acorn USA) and its incorporation by reference in the Registration Statement (Form N-1A) and in the related Prospectus and Statement of Additional Information, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 63 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-34223) and in the Amendment No. 38 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-1829).

                                               /s/ Ernst & Young LLP



Chicago, Illinois
October 15, 1998